Exhibit 10.2


                        Copy of Agreement with InfoCanada

[GRAPHIC OMITTED][GRAPHIC OMITTED]


Info Canada
c/o Sandra Kay
1290 Central Parkway West
Mississauga, ON
L5C 4R3


      Re: Activecore Technologies, Inc. and InfoCanada Broadcast Agreement


Dear Sandra:

Further to our recent conversations I have outlined below an overview of the basic terms of the agreement between Info Canada, and Activecore Technologies, Inc. which aims to create a business relationship between us where we are not directly competing against each other and you are able to use our services and technology to increase your revenues.

Info Canada agrees as follows:

o     It will use the ActiveCast broadcasting solution for:
      o     all broadcasts
      o     customer's broadcasts using Info Canada's lists
      o     customer's broadcasts using customer supplied lists

o     It will perform Initial customer set up and list management

o It agrees to the terms and conditions set forth on the Activecore broadcast portal.

o It will provide sales and marketing resources for the Info Canada broadcast portal

o     It will invoice it's own clients

o It will pay a standard fee XXXXXX/page/ broadcast record including long distance and all reporting.


      Standard transmission:
      ----------------------

      Flat rate pricing including long distance

(intentionally left blank for filing purposes)


NOTE: These rates are for Info Canada only and are not to be disclosed to any other parties.


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Payment Terms

All invoices are net 30 days from any part of the month based on the total numbers of records processed each calendar month.


Customer Support

Activecore Technologies agrees to provide 2nd line customer and technical support between the regular hours of 9:00 am to 5:00pm - 5 days per week eastern standard time. For all customer service related issues.


Client Codes

Activecore will provide internal client codes with unique pass words for use by each of the Info Canada sales staff. Subsequent blocks of client codes will be provided in blocks of 99 for use by Info Canada's customers for access to the Info Canada broadcast portal. Any additional blocks of 99 client codes will be provided at no additional charge.


Term:

The term of this Agreement shall be left open following the initial 3 month trial unless otherwise terminated by either party hereto on 30 days notice to the other at any time in writing , fax or by e-mail.


Operational Date

ActiveCore's programming team will schedule a design and planning session at the offices of Info Canada to further evaluate the Info Canada portal and the specifics that need to be carried out in order to launch the portal. A period of 2 weeks from the initial design session will be needed to launch the working portal. The standard design fee is $5000.00 and this will be waived for Info Canada.

General


The parties hereto agree to keep the existence and terms of this agreement and such other agreements as may follow confidential and shall not disclose the existence or terms of same other than to their professional advisors who have been retained by they to advise them in respect of the specific transactions contemplated herein.

The parties hereto agree that in the event the relationship created hereby is terminated, for whatever reason, the obligation of confidence and non-disclosure shall continue on all parties.


This memorandum may be executed in any number of counterparts with the same effect as if all the Parties had signed the same document; all counterparts shall be construed together and shall constitute one (1) agreement. This memorandum may be delivered by facsimile transmission.

Our signatures below will indicate our collective agreement to the above, We look forward to a mutually beneficial relationship.

Yours truly,

ACTIVECORE TECHNOLOGIES, INC.

Per:

---------------------


The undersigned agree to the above terms.


Info Canada

Per:

-----------------------

I have authority to bind this party.


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      SCHEDULE B - Fee Schedule



                                Restricted access


















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      SCHEDULE C - Terms of Website Use


ACCEPTANCE OF TERMS OF USE FOR THIS WEBSITE

1.1   YOU MUST READ THESE INFOCANADA WEBSITE TERMS OF USE ("TERMS") CAREFULLY.


INFOCANADA PROVIDES THIS WEBSITE TO YOU, YOUR EMPLOYEES, AGENTS, AND CONTRACTORS, AND ANY OTHER ENTITY ON WHOSE BEHALF YOU ACCEPT THESE TERMS (COLLECTIVELY "YOU"), SUBJECT TO THESE TERMS. THESE TERMS ARE ENTERED INTO BY AND BETWEEN INFOCANADA AND YOU, AND YOU ACCEPT THEM BY: (a) PLACING AN ORDER THROUGH THIS WEBSITE; (b) USING THE WEBSITE IN ANY OTHER MANNER; AND/OR (c) ACKNOWLEDGING AGREEMENT WITH THESE TERMS. IF YOU DO NOT AGREE TO ALL OF THESE TERMS, DO NOT USE THIS WEBSITE.

1.2 This website ("Website") includes without limitation: (a) the Info CANADA "How to Buy" page, (b) information such as technical, contractual, product, program, pricing, marketing, and other valuable information ("Information"); and
(c) content such as data, text, software, music, sound, photographs, graphics, video, messages, or other materials ("Content"). Info CANADA controls and operates its websites from various locations and makes no representation that this Website is appropriate or available for use in all locations. Info CANADA products and services may not be available in your location, and deliverables may vary among locations. If you are using the Website on behalf of your employer, you represent and warrant that you are authorized to accept these Terms on Your employer's behalf, and that your employer agrees to indemnify you and Info CANADA for violations of these Terms. In addition to the Terms and unless otherwise noted, the standard Info CANADA terms and conditions of sale in your jurisdiction govern purchases You make through the Website, unless You have in effect a separate valid written purchase or license agreement with Info CANADA for that product or service, in which case that separate agreement governs, and in cases of conflict, prevails. Back to top


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**ACCEPTANCE OF TERMS OF USE FOR THE WEB SITE are shown above.

2. YOUR OBLIGATIONS AND CONDUCT

2.1 In consideration of Your use of the Website, You agree to: (a) provide accurate, current, and complete information about You as may be prompted by a registration form on the Website (the "Registration Data"); (b) maintain the security of your password and identification; (c) maintain and promptly update the Registration Data, and any information you provide to Info CANADA, to keep it accurate, current and complete; and (d) accept all risks of unauthorized access to information and Registration Data. You have sole responsibility for adequate protection and backup of data and/or equipment used in connection with the Website. 2.2 You are entirely responsible for all Content that you upload, post or otherwise transmit via the Website. You agree not to upload, post or otherwise transmit via the Website Content that: (a) is inaccurate, harmful, obscene, pornographic, defamatory, racist, violent, offensive, harassing, or otherwise objectionable to Info CANADA or other users of the Website; (b) includes unauthorized disclosure of personal information; (c) violates or infringes anyone's intellectual property rights; or (d) contains software viruses or any other computer code, files or programs designed to interrupt, destroy or limit the functionality of any computer software or hardware or telecommunications equipment. Info CANADA reserves the right to edit or remove Content that violates these Terms or that contains third-party commercial advertisements.

2.3 You agree that You will not use the Website to: (a) transmit spam, bulk or unsolicited communications; (b) pretend to be Info CANADA or someone else, or spoof Info Canada's or someone else's identity; (c) forge headers or otherwise manipulate identifiers (including URLs) in order to disguise the origin of any Content transmitted through the Services; (d) misrepresent your affiliation with a person or entity; (e) disrupt the normal flow of dialogue or otherwise act in a manner that negatively affects other users' ability to use the Website; (f) engage in activities that would violate any fiduciary relationship, any applicable local, state, national or international law, or any regulations having the force of law, including but not limited to attempting to compromise the security of any networked account or site, operating an illegal lottery or gambling operation, stalking, or making threats of harm; or (g) collect or store personal data about other users unless specifically authorized by such users.
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3. CONFIDENTIALITY OF INFOCANADA INFORMATION

3.1 You may obtain direct access via the Website to certain confidential information of InfoCANADA and its suppliers, including without limitation technical, contractual, product, program, pricing, marketing and other valuable information that should reasonably be understood as confidential ("Confidential Information"). You must hold Confidential Information in strict confidence. Title to Confidential Information remains with Info CANADA and its suppliers.

3.2 Your obligations regarding Confidential Information expire five (5) years after the date of disclosure. Upon termination of the Terms or Info Canada's written request, you must cease use of Confidential Information and return or destroy it.

3.3 The Terms impose no obligation upon You with respect to Confidential Information that You can establish by legally sufficient evidence: (a) You possessed prior to Your receipt from Info CANADA, without an obligation to maintain its confidentiality; (b) is or becomes generally known to the public through no act or omission by You, or otherwise without violation of the Terms;
(c) You obtained from a third party who had the right to disclose it, without an obligation to keep such information confidential; (d) You independently developed without the use of Confidential Information and without the participation of individuals who have had access to it, or (e) in response to a valid order by a court or other governmental body, as otherwise required by law, or as necessary to establish the rights of either party under these Terms and as disclosed after prior notice to Info CANADA adequate to afford Info CANADA the opportunity to object to the disclosure.

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4. CONTENT SUBMITTED TO INFOCANADA

4.1 Info CANADA does not claim ownership of the Content You place on the Website and shall have no obligation of any kind with respect to such Content. Unless otherwise stated herein, or in Info Canada's Privacy Policy, any Content you provide in connection with this Website shall be deemed to be provided on a non-confidential basis. Info CANADA shall be free to use or disseminate such Content on an unrestricted basis for any purpose, and You grant Info CANADA and all other users of the Website an irrevocable, worldwide, royalty-free, nonexclusive license to use, reproduce, modify, distribute, transmit, display, perform, adapt, resell and publish such Content (including in digital form). You represent and warrant that you have proper authorization for the worldwide transfer and processing among Info CANADA, its affiliates, and third-party providers of any information that you may provide on the Website.

4.2 Info CANADA does not routinely monitor Content, but Info CANADA and its designees reserve the right to monitor, restrict access to, edit or remove any Content that is available via the Website. Back to top

5. DELIVERY OF E-MAIL
Info CANADA will attempt to deliver all of the e-mail that is addressed to your e-mail address on Info Canada's Services. However, the nature of e-mail is such that Info CANADA cannot guarantee delivery of such e-mail.

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6. INDEMNITY

You agree to indemnify and hold Info CANADA and its subsidiaries, affiliates, shareholders, officers, directors, agents, licensors, suppliers, alliance members, other partners, employees and representatives harmless from any claim or demand, including reasonable attorneys' fees, made by any third party due to or arising out of Your Content, Your use of or connection to the Website (including any use by You on behalf of Your employer), Your violation of the Terms, or Your violation of any rights of another.
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7. NOTICES; MODIFICATION AND TERMINATION OF SERVICES; AMENDMENT OF TERMS

Info CANADA may provide notice to you via email, regular mail, or posting notices or links to notices on the Website. Info CANADA reserves the right at any time to modify, suspend or terminate the Services (or any part thereof), and/or your use of or access to them, with or without notice. Info CANADA may also delete, or bar access to or use of, all related Information and files. Info CANADA will not be liable to you or any third-party for any modification, suspension, or termination of the Services, or loss of related information. Info CANADA may amend these Terms at any time by posting the amended terms on this Website.

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8. ADVERTISEMENTS AND PROMOTIONS

Info CANADA may run advertisements and promotions from third parties on the Website. Your correspondence or business dealings with, or participation in promotions of, advertisers other than Info CANADA found on or through the Website, including payment and delivery of related goods or services, and any other terms, conditions, warranties or representations associated with such dealings, are solely between you and such advertiser. Info CANADA is not responsible or liable for any loss or damage of any sort incurred as the result of any such dealings or as the result of the presence of such non-Info CANADA advertisers on the Website.

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9. CONTENT PROVIDED VIA LINKS

9.1 You may find links to other Internet sites or resources on the Website. You acknowledge and agree that Info CANADA is not responsible for the availability of such external sites or resources, and does not endorse and is not responsible or liable for any content, advertising, products, or other materials on or available from such sites or resources. Info CANADA will not be responsible or liable, directly or indirectly, for any actual or alleged damage or loss caused by or in connection with use of or reliance on any such content, goods or services available on or through any such site or resource.
9.2 Reuters, Quote media, and all other automated news generation content on the Website is the intellectual property of Reuters Limited, Quote media or any other provider. Any copying, republication or redistribution of Reuter's content, including by caching, framing, or similar means, is expressly prohibited without the prior written consent of Reuters. Data is provided for information purposes only, and is not intended for trading purposes. Reuters shall not be liable for any errors or delays in content, or for any actions taken in reliance thereon. Reuters, the Reuters Dotted Logo and the Sphere Logo are registered trademarks of the Reuters group of companies around the world.

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10. INTELLECTUAL PROPERTY RIGHTS

10.1 Except as expressly authorized by Info CANADA or by Content providers, You agree not to reproduce, modify, rent, lease, loan, sell, distribute, mirror, frame, republish, download, transmit, or create derivative works of the Content of others, in whole or in part, by any means. You must not modify, decompile, or reverse engineer any software Info CANADA discloses to you, and you must not remove or modify any copyright or trademark notice, or other notice of ownership.

10.2 "Info CANADA Trademarks" means all names, marks, brands, logos, designs, trade dress, slogans and other designations Info CANADA uses in connection with its products and services. You agree to comply with the Info CANADA Trademark and Logo Usage Requirements. You may not remove or alter any Info CANADA Trademarks, or co-brand your own products or material with Info CANADA Trademarks, without Info Canada's prior written consent. You acknowledge Info Canada's rights in Info CANADA Trademarks and agree that any use of Info CANADA Trademarks by You shall inure to Info Canada's sole benefit. You agree not to incorporate any Info CANADA Trademarks into Your trademarks, service marks, company names, Internet addresses, domain names, or any other similar designations, for use on or in connection with computer or Internet-related
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10.3 Info CANADA is committed to respecting others' intellectual property rights, and we ask our users to do the same. If you believe that your work has been copied in a way that constitutes copyright infringement on our Website, please contact our management at info@InfoCANADA.com .

10.4 Unless explicitly stated herein, nothing in these Terms shall be construed as conferring any license to intellectual property rights, whether by estoppel, implication, or otherwise. Permission is granted to display, copy, distribute and download Content owned by Info CANADA on this Website provided that: (a) the copyright notice pertaining to the Content remains, and a permission notice (e.g., "Used with permission") is added to such Content; (b) the use of such Content is solely for personal and non-commercial use; (c) such Content will not be copied or posted on any networked computer or published in any medium, except as explicitly permitted by valid permission or license covering such materials; and (d) no modifications are made to such Content. This permission terminates automatically without notice if you breach any of the terms or conditions in this Section 10.4. Upon termination, you must immediately destroy any downloaded and/or printed Content. Back to top

11. DISCLAIMER OF WARRANTIES

11.1 YOUR USE OF THE WEBSITE IS AT YOUR SOLE RISK UNLESS OTHERWISE EXPLICITLY STATED. THE WEBSITE, INCLUDING THE INFORMATION, SERVICES AND CONTENT (AS DEFINED IN SECTION 1.2) IS PROVIDED ON AN "AS IS" "AS AVAILABLE" AND "WITH ALL FAULTS" BASIS. INFOCANADA DISCLAIMS ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES OF ANY KIND, INCLUDING ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT. INFOCANADA MAKES NO REPRESENTATIONS, WARRANTIES, CONDITIONS OR GUARANTEES AS TO THE USEFULNESS QUALITY, SUITABILITY, TRUTH, ACCURACY OR COMPLETENESS OF THE WEBSITE.

11.2 INFOCANADA MAKES NO WARRANTY OR REPRESENTATION THAT: (a) THE WEBSITE WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR-FREE; (b) THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF THE WEBSITE WILL BE ACCURATE OR RELIABLE; (c) THE QUALITY OF ANY PRODUCTS, SERVICES, CONTENT, INFORMATION, OR OTHER MATERIAL PURCHASED OR OBTAINED FROM THE WEBSITE WILL MEET YOUR EXPECTATIONS OR REQUIREMENTS; OR (d) ANY ERRORS IN THE WEBSITE WILL BE CORRECTED.

11.3 YOU ASSUME ALL RISK FOR ANY DAMAGE TO YOUR COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM OBTAINING ANY CONTENT FROM THE WEBSITE, INCLUDING ANY DAMAGES RESULTING FROM COMPUTER VIRUSES. Back to top

12. LIMITATION OF LIABILITY

12.1 TO THE FULL EXTENT PERMITTED BY LAW, INFOCANADAIS NOT LIABLE FOR ANY DIRECT, INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF BUSINESS, REVENUE, PROFITS, GOODWILL, USE, DATA, ELECTRONICALLY TRANSMITTED ORDERS, OR OTHER ECONOMIC ADVANTAGE) ARISING OUT OF OR IN CONNECTION WITH THE WEBSITE, EVEN IF INFOCANADAHAS PREVIOUSLY BEEN ADVISED OF, OR REASONABLY COULD HAVE FORESEEN, THE POSSIBILITY OF SUCH DAMAGES, HOWEVER THEY ARISE, WHETHER IN BREACH OF CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), INCLUDING WITHOUT LIMITATION DAMAGES DUE TO:
(a) THE USE OF OR THE INABILITY TO USE THE WEBSITE; (b) THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES RESULTING FROM ANY GOODS, DATA, INFORMATION OR SERVICES PURCHASED OR OBTAINED, OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO, THROUGH OR FROM THE WEBSITE; (c) STATEMENTS OR CONDUCT OF ANY THIRD PARTY ON THE WEBSITE, INCLUDING WITHOUT LIMITATION UNAUTHORIZED ACCESS TO OR ALTERATION OF TRANSMISSIONS OR DATA, MALICIOUS OR CRIMINAL BEHAVIOR, OR FALSE OR FRAUDULENT TRANSACTIONS; OR (d) CONTENT OR INFORMATION YOU MAY DOWNLOAD, USE, MODIFY OR DISTRIBUTE.

12.2 TO THE EXTENT THAT ANY JURISDICTION DOES NOT ALLOW THE EXCLUSION OR LIMITATION OF DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, PORTIONS OF THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY.

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13. INFOCANADA'S PRIVACY POLICY
You consent to the collection, processing and storage by Info CANADA of Your personal information in accordance with the terms of InfoCANADA's Privacy Policy, which is available at http://www.InfoCANADA.com/privacy You agree to comply with all applicable laws and regulations, and the terms of InfoCANADA's Privacy Policy, with respect to any access, use and/or submission by You of any personal information in connection with this Website. Back to top

14. GENERAL TERMS

14.1 The Terms constitute the entire agreement between you and Info CANADA relating to their subject matter, and cancel and supersede any prior versions of the Terms. No modification to the Terms will be binding, unless in writing and signed by an authorized Info CANADA representative. You must not assign or otherwise transfer the Terms or any right granted hereunder. You also may be subject to additional terms and conditions that may apply when you use Info CANADA or third-party products or services.

14.2 You agree that any material breach of Sections 2, 3, 4, 6, and 10 of the Terms will result in irreparable harm to Info CANADA for which damages would be an inadequate remedy and, therefore, in addition to its rights and remedies otherwise available at law, Info CANADA will be entitled to equitable relief, including both a preliminary and permanent injunction, if such a breach occurs. You waive any requirement for the posting of a bond or other security if Info CANADA seeks such an injunction.

14.3 Nevada law and controlling U.S. federal law govern any action related to the Terms and/or Your use of the Website. Choice of law rules of any jurisdiction and the United Nations Convention on Contracts for the International Sale of Goods will not apply to any dispute under the Terms. You and Info CANADA agree to submit to the personal and exclusive jurisdiction of the courts located within the City of Reno, Nevada, USA.

14.4 Services, Content, and product derived or obtained from this Website may be subject to the U.S. export laws and the export or import laws of other countries. You agree to comply strictly with all such laws and, in particular, shall: (a) obtain any export, re-export, or import authorizations required by U.S. or your local laws; (b) not use Services, Content, or direct product from this Website to design, develop or produce missile, chemical/biological, or nuclear weaponry; and (c) not provide Services, Content, or direct product from this Website to prohibited countries and entities identified in the U.S. export regulations.

14.5 Rights and obligations under the Terms which by their nature should survive will remain in full effect after termination or expiration of the Terms.

14.6 The Website may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements regarding market expectations and opportunities, expectations about financials, research and development and strategies, statements concerning InfoCANADA's product roadmaps, market share growth, and product and service development and introduction, and our continuous evaluation of the competitiveness of our product and service offerings. These forward-looking statements are just predictions and involve risks and uncertainties. Actual results may differ materially from results discussed in the forward-looking statements. Factors that may cause such a difference include risks related to adverse changes in general economic conditions, failure to reduce costs, lack of success in technical advancements, the timely development, production and acceptance of new products and services, and InfoCANADA's ability to compete in a highly competitive and rapidly changing marketplace. For a detailed listing of the potential factors affecting InfoCANADA's business and these forward-looking statements, please refer to InfoCANADA's periodic reports on Forms 10-Q and 10-K that are filed with the Securities and Exchange Commission.

14.7 Any express waiver or failure to exercise promptly any right under the Terms will not create a continuing waiver or any expectation of non-enforcement. If any provision of the Terms is held invalid by any law or regulation of any government, or by any court or arbitrator, the parties agree that such provision will be replaced with a new provision that accomplishes the original business purpose, and the other provisions of the Terms will remain in full force and effect.
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